          Exhibit 99.1

FORM 3
JOINT FILER INFORMATION

Name of "Reporting Persons":  Norwest Venture Partners IX, LP
     Norwest Venture Partners VIII, LP
     Norwest Venture Partners XI, LP
     Jeffrey Crowe
     Matthew D. Howard

Address:    525 University Avenue, Suite 800
     Palo Alto, CA  94301

Designated Filer:   Norwest Venture Partners IX, LP

Issuer and Ticker Symbol:  Apigee Corporation (APIC)

Date of Earliest Transaction:  April 23, 2015

Each of the Joint Filers with Norwest Venture Partners IX, LP may be deemed to share indirect beneficial ownership in the securities set forth on the attached
Form 3.

Norwest Venture Partners IX, LP ("NVP IX") is the record holder of shares reported on Lines 1 through 8. Norwest Venture Partners VIII ("NVP VIII") is record holder of the shares reported on Lines 9 through 16. Norwest Venture
Partners XI, LP ("NVP XI") is the record holder of shares reported on Line 17.
Messrs. Crowe and Howard are Co-Chief Executive Officers of NVP Associates, LLC
("NVP Associates"), the managing member of the general partner of NVP IX, NVP
VIII and NVP XI. By virtue of such position, Messrs. Crowe and Howard may be deemed to beneficially own the shares held of record by NVP IX, NVP VIII and NVP
XI.

All Reporting Persons disclaim beneficial ownership of shares of Apigee
Corporation stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities
Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates NVP IX as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder.

      NORWEST VENTURE PARTNERS IX, LP
      By:  Genesis VC Partners IX, LLC
       Its General Partner
      By:  NVP Associates, LLC
       Its Managing Member

      By: /s/ Kurt Betcher
      Its Chief Financial Officer

      NORWEST VENTURE PARTNERS VIII, LP
      By:  Genesis VC Partners VIII, LLC
       Its General Partner
      By:  NVP Associates, LLC
       Its Managing Member

      By: /s/ Kurt Betcher
      Its Chief Financial Officer

      NORWEST VENTURE PARTNERS XI, LP
      By:  Genesis VC Partners XI, LLC
       Its General Partner
      By:  NVP Associates, LLC
       Its Managing Member

      By: /s/ Kurt Betcher
      Its Chief Financial Officer

JEFFREY CROWE
By: Kurt L. Betcher, as Attorney-in-Fact

      By: /s/ Kurt Betcher

MATTHEW D. HOWARD
By: Kurt L. Betcher, as Attorney-in-Fact

             By: /s/ Kurt Betcher